Exhibit 15.2

April 29, 2021

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 16.F of Cognyte Software Ltd.’s Form 20-F dated April 29, 2021, and we agree with the statements made therein.

Yours truly,

/s/Deloitte & Touche LLP